September __, 2008

Calypso Media Services Group, Inc.

Board of Directors

12 North Washington Street

Montoursville, Pennsylvania 17754

Re:	Lock-up / Leak-out Agreement – [name]

Gentlemen:

In order to assist in fulfilling the intended corporate endeavors of Calypso Media Services Group, Inc. (the “Company”) in connection with its registration statement on Form S-1 under the Securities Act of 1933 (the “Securities Act”), which is being filed with the Securities and Exchange Commission (“SEC”), and to help in maintaining an orderly public trading market, I hereby agree that commencing on the date the registration statement is declared effective by the SEC (the “Effective Date”), I will abide by the following terms in connection with my shares of the Company’s common stock beneficially owned by me and depicted below (the “Shares”):

1.   For the period commencing on the Effective Date until June 30, 2009, except for any shares included in the registration statement, I agree not to sell, transfer, pledge or otherwise dispose of my Shares depicted below, except in an amount not to exceed one percent (1%) of the Company’s total outstanding shares (currently 5,000,000 shares outstanding) during any three month period.

2.I agree to immediately give written notice to the Company upon any sales of the Shares and provide the Company with the date of sale and the number of shares sold.

In order to enable the aforesaid covenants, I hereby consent to the Company’s transfer agent placing appropriate restrictive legends on the certificate(s) representing my Shares and/or stop-transfer orders with respect to the stock certificate(s) representing the Shares.

By affixing my signature to this letter, I hereby agree to accept and abide by the terms and conditions set forth above. I further agree to comply with any and all other rules and regulations of the Securities Act that may be applicable to the sale or offer to sell my Shares.

Dated:___________________________

_________________________________________
Signature

Number of Shares:__________________	_________________________________________
Certificate No.: ____________________	Name (please print)

Acknowledged and agreed to by:

Calypso Media Services Group, Inc.

By:_______________________________

Timothy Young, Director